EXHIBIT 5.1

Dialogic Corporation                                              April 29, 1999
1515 U.S. Route 10
Parsippany, New Jersey  07054

                     Re: Registration Statement on Form S-3
Gentlemen:

          You have requested our opinion, as your securities counsel, in connection with the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of 720,550 shares of Common Stock, no par value (the "Common Stock"), of Dialogic Corporation (the "Company") to be offered from time to time by Microsoft Corporation. Of such shares, 440,681 shares have been issued to Microsoft Corporation (the "Issued Shares") and 279,869 shares (the "Warrant Shares") are issuable to Microsoft upon exercise of warrants that have been sold to Microsoft Corporation (the "Warrants"). The Common Stock is to be offered pursuant to a registration statement on Form S-3 (the "Registration Statement").

          We have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of a Common Stock and Warrant Purchase Agreement, dated March 1, 1999, between the Company and Microsoft Corporation, the Warrant and all such corporate records of the Company, communications or certifications of public officials, certificates of officers, directors and representatives of the Company, and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photocopied copies.

          Based upon the foregoing and relying upon statements of fact contained in the documents which we have examined, we are of the opinion that (i) the Issued Shares have been legally issued by the Company and are fully paid and non-assessable and (ii) the Warrant Shares, when issued by the Company pursuant to the terms of the Warrant, will be legally issued by the Company, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto and to all references to this firm contained in the Registration Statement.

                                                     Very truly yours,

                                                     LOWENSTEIN SANDLER PC


                                                     By: /s/ Peter H. Ehrenberg
                                                         _______________________
                                                           Peter H. Ehrenberg